                                                                 EXHIBIT A(5)(I)

                      VARIABLE WHOLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $500 ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK
                               FACE AMOUNT $30,979
                  DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS

                                          0%                           6%                          12%
                                    DEATH BENEFIT*               DEATH BENEFIT*               DEATH BENEFIT*
                 PREMIUMS       ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                ACCUMULATED    GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                    AT              RATE OF RETURN               RATE OF RETURN               RATE OF RETURN
                             ---------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE    PAID-UP              BASE     PAID-UP              BASE    PAID-UP
 POLICY YEAR     PER YEAR      POLICY  ADDITIONS    TOTAL   POLICY   ADDITIONS   TOTAL    POLICY  ADDITIONS   TOTAL
--------------------------------------------------------------------------------------------------------------------
1                      525     30,979        73    31,052    30,982        73   31,055   31,010       73     31,083
2                    1,076     30,979       163    31,142    30,993       167   31,160   31,126      172     31,298
3                    1,655     30,979       267    31,246    31,011       282   31,293   31,329      297     31,626
4                    2,263     30,979       383    31,362    31,036       416   31,452   31,622      450     32,072
5                    2,901     30,979       510    31,489    31,068       570   31,638   32,010      633     32,643
6                    3,571     30,979       644    31,623    31,107       741   31,848   32,497      847     33,344
7                    4,275     30,979       788    31,767    31,153       934   32,087   33,086    1,099     34,185
8                    5,013     30,979       939    31,918    31,206     1,147   32,353   33,780    1,390     35,170
9                    5,789     30,979     1,099    32,078    31,265     1,383   32,648   34,584    1,726     36,310
10                   6,603     30,979     1,266    32,245    31,330     1,641   32,971   35,502    2,111     37,613
15                  11,329     30,979     2,111    33,090    31,742     3,217   34,959   41,995    4,877     46,872
20  (age 55)        17,360     30,979     2,715    33,694    32,283     5,093   37,376   52,271    9,358     61,629
30  (age 65)        34,880     30,979     2,894    33,873    33,684    10,020   43,704   89,102   28,355    117,457

                                          0%                           6%                          12%
                                     CASH VALUE*                  CASH VALUE*                  CASH VALUE*
                 PREMIUMS       ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                ACCUMULATED    GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                    AT              RATE OF RETURN               RATE OF RETURN               RATE OF RETURN
                             ---------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE     PAID-UP               BASE     PAID-UP            BASE     PAID-UP
 POLICY YEAR     PER YEAR      POLICY   ADDITIONS    TOTAL    POLICY   ADDITIONS  TOTAL   POLICY   ADDITIONS  TOTAL
--------------------------------------------------------------------------------------------------------------------
1                      525         91        18       109        98        18      116      105        18       123
2                    1,076        418        43       461       453        44      497      489        46       535
3                    1,655        736        74       810       820        78      898      908        82       990
4                    2,263      1,046       109     1,155     1,199       119    1,318    1,368       129     1,497
5                    2,901      1,361       151     1,512     1,605       169    1,774    1,884       187     2,071
6                    3,571      1,666       197     1,863     2,024       226    2,250    2,449       259     2,708
7                    4,275      1,961       249     2,210     2,455       295    2,750    3,066       347     3,413
8                    5,013      2,247       306     2,553     2,899       374    3,273    3,739       453     4,192
9                    5,789      2,523       370     2,893     3,357       465    3,822    4,475       581     5,056
10                   6,603      2,790       439     3,229     3,828       570    4,398    5,277       733     6,010
15                  11,329      3,980       853     4,833     6,393     1,300    7,693   10,540     1,972    12,512
20  (age 55)        17,360      4,929     1,268     6,197     9,312     2,378   11,690   18,647     4,370    23,017
30  (age 65)        34,880      6,018     1,745     7,763    16,017     6,042   22,059   49,435    17,098    66,533
---------------------------

* Assumes no policy loan has been made.


DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
         ASSUMING 0% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN

                                               DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------
                  PREMIUMS
                 ACCUMULATED                            EXTRA LIFE PROTECTION            CASH      CASH
                                                ------------------------------------
                    AT         TOTAL     MINIMUM     VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF       5% INTEREST    DEATH      DEATH     INSURANCE    PAID-UP      TERM      OF BASE   PAID-UP     CASH
 POLICY YEAR     PER YEAR     BENEFIT    BENEFIT      AMOUNT    ADDITIONS   INSURANCE   POLICY   ADDITIONS   VALUE
------------------------------------------------------------------------------------------------------------------
1                     1,065   100,000      60,000      (45)         158      39,842        152        41      193
2                     2,183   100,000      60,000     (218)         380      39,620        785       102      887
3                     3,356   100,000      60,000     (508)         655      39,345      1,402       182    1,584
4                     4,589   100,000      60,000     (903)         975      39,025      2,001       279    2,280
5                     5,883   100,000      60,000   (1,399)       1,331      38,669      2,612       394    3,006
6                     7,242   100,000      60,000   (1,986)       1,714      38,286      3,205       524    3,729
7                     8,669   100,000      60,000   (2,655)       2,125      37,875      3,779       671    4,450
8                    10,167   100,000      60,000   (3,397)       2,562      37,438      4,334       836    5,170
9                    11,740   100,000      60,000   (4,204)       3,025      36,975      4,870     1,018    5,888
10                   13,392   100,000      60,000   (5,068)       3,512      36,488      5,389     1,220    6,609
15                   22,975   100,000      60,000  (10,031)       5,983      34,017      7,703     2,419   10,122
20  (age 55)         35,205   100,000      60,000  (15,602)       7,390      32,610      9,546     3,451   12,997
30  (age 65)         70,737    89,455      60,000  (26,833)       6,135      23,320     11,665     3,699   15,364
----------------------------

(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

(4) After the guaranteed period of 27 years for Extra Life Protection, the amount of term insurance depends on the dividend scale. The amount illustrated is based on current scale and experience and is not guaranteed.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
         ASSUMING 6% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN

                                               DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------
                  PREMIUMS
                 ACCUMULATED                            EXTRA LIFE PROTECTION            CASH      CASH
                                                ------------------------------------
                    AT         TOTAL     MINIMUM     VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF       5% INTEREST    DEATH      DEATH     INSURANCE    PAID-UP      TERM      OF BASE   PAID-UP     CASH
 POLICY YEAR     PER YEAR     BENEFIT    BENEFIT      AMOUNT    ADDITIONS   INSURANCE   POLICY   ADDITIONS   VALUE
------------------------------------------------------------------------------------------------------------------
1                    1,065     100,000    60,000          5        158       39,837       165        41       206
2                    2,183     100,000    60,000         25        390       39,585       850       104       954
3                    3,356     100,000    60,000         59        689       39,252     1,559       191     1,750
4                    4,589     100,000    60,000        107      1,052       38,841     2,291       302     2,593
5                    5,883     100,000    60,000        169      1,474       38,357     3,077       437     3,514
6                    7,242     100,000    60,000        245      1,950       37,805     3,889       597     4,486
7                    8,669     100,000    60,000        334      2,484       37,182     4,724       785     5,509
8                   10,167     100,000    60,000        436      3,077       36,487     5,586     1,004     6,590
9                   11,740     100,000    60,000        550      3,733       35,717     6,472     1,257     7,729
10                  13,392     100,000    60,000        676      4,454       34,870     7,385     1,547     8,932
15                  22,975     100,000    60,000      1,472      8,822       29,706    12,355     3,567    15,922
20  (age 55)        35,205     100,000    60,000      2,519     13,530       23,951    18,010     6,319    24,329
30  (age 65)        70,737     100,000    60,000      5,232     24,494       10,274    31,000    14,770    45,770
---------------------------

(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

(4) After the guaranteed period of 27 years for Extra Life Protection, the amount of term insurance depends on the dividend scale. The amount illustrated is based on current scale and experience and is not guaranteed.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
        ASSUMING 12% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN

                                               DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------

                 PREMIUMS                               EXTRA LIFE PROTECTION
                ACCUMULATED                     ------------------------------------     CASH      CASH
                    AT         TOTAL     MINIMUM     VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF       5% INTEREST    DEATH      DEATH     INSURANCE    PAID-UP      TERM      OF BASE   PAID-UP     CASH
 POLICY YEAR     PER YEAR     BENEFIT    BENEFIT      AMOUNT    ADDITIONS   INSURANCE   POLICY   ADDITIONS   VALUE
------------------------------------------------------------------------------------------------------------------
1                    1,065     100,000    60,000         56         158     39,786         178        41      219
2                    2,183     100,000    60,000        275         400     39,325         918       107    1,025
3                    3,356     100,000    60,000        662         724     38,614       1,727       201    1,928
4                    4,589     100,000    60,000      1,221       1,134     37,645       2,611       325    2,936
5                    5,883     100,000    60,000      1,965       1,632     36,403       3,610       484    4,094
6                    7,242     100,000    60,000      2,900       2,220     34,880       4,702       679    5,381
7                    8,669     100,000    60,000      4,032       2,910     33,058       5,893       920    6,813
8                   10,167     100,000    60,000      5,368       3,712     30,920       7,195     1,211    8,406
9                   11,740     100,000    60,000      6,917       4,641     28,442       8,616     1,563   10,179
10                  13,392     100,000    60,000      8,687       5,708     25,605      10,168     1,983   12,151
15                  22,975     100,000    60,000     21,209      13,415      5,376      20,336     5,425   25,761
20  (age 55)        35,205     126,664    60,000     41,046      25,618          0      36,003    11,964   47,967
30  (age 65)        70,737     246,100    60,000    112,183      73,917          0      95,493    44,572  140,065
---------------------------


(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                               FACE AMOUNT $25,000
             SINGLE PREMIUM FOR SELECT UNDERWRITING RISK: $6,443.25
                  DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS

                                          0%                           6%                          12%
                                    DEATH BENEFIT*               DEATH BENEFIT*               DEATH BENEFIT*
                                ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                  PREMIUMS     GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                ACCUMULATED         RATE OF RETURN               RATE OF RETURN               RATE OF RETURN
                     AT      ---------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE    PAID-UP              BASE    PAID-UP             BASE     PAID-UP
 POLICY YEAR     PER YEAR      POLICY  ADDITIONS    TOTAL   POLICY  ADDITIONS   TOTAL   POLICY   ADDITIONS   TOTAL
--------------------------------------------------------------------------------------------------------------------
1                    6,765     25,000      50      25,050    25,147      50    25,197   26,594        50    26,644
2                    7,104     25,000      92      25,092    25,295     105    25,400   28,289       116    28,405
3                    7,459     25,000     125      25,125    25,444     165    25,609   30,093       199    30,292
4                    7,832     25,000     149      25,149    25,594     230    25,824   32,012       302    32,314
5                    8,223     25,000     165      25,165    25,745     299    26,044   34,053       427    34,480
6                    8,635     25,000     174      25,174    25,897     374    26,271   36,225       578    36,803
7                    9,066     25,000     176      25,176    26,049     455    26,504   38,536       758    39,294
8                    9,520     25,000     171      25,171    26,202     543    26,745   40,994       972    41,966
9                    9,996     25,000     163      25,163    26,356     639    26,995   43,609     1,227    44,836
10                  10,495     25,000     156      25,156    26,511     744    27,255   46,392     1,528    47,920
15                  13,395     25,000     124      25,124    27,301   1,380    28,681   63,215     3,889    67,104
20  (age 55)        17,096     25,000      98      25,098    28,116   2,168    30,284   86,158     8,252    94,410
30  (age 65)        27,847     25,000      63      25,063    29,821   4,431    34,252  160,198    29,752   189,950


                                          0%                           6%                          12%
                                     CASH VALUE*                  CASH VALUE*                  CASH VALUE*
                                ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                  PREMIUMS     GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                ACCUMULATED         RATE OF RETURN               RATE OF RETURN               RATE OF RETURN
                    AT       ---------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE    PAID-UP              BASE    PAID-UP             BASE     PAID-UP
 POLICY YEAR     PER YEAR      POLICY  ADDITIONS    TOTAL   POLICY  ADDITIONS   TOTAL   POLICY   ADDITIONS   TOTAL
--------------------------------------------------------------------------------------------------------------------
1                    6,765     5,651       13      5,664     6,028      13      6,041     6,404       13      6,417
2                    7,104     5,565       24      5,589     6,325      28      6,353     7,130       31      7,161
3                    7,459     5,484       34      5,518     6,635      45      6,680     7,927       55      7,982
4                    7,832     5,409       42      5,451     6,960      66      7,026     8,802       86      8,888
5                    8,223     5,340       48      5,388     7,298      88      7,386     9,762      126      9,888
6                    8,635     5,276       53      5,329     7,650     114      7,764    10,814      177     10,991
7                    9,066     5,220       55      5,275     8,017     143      8,160    11,966      239     12,205
8                    9,520     5,170       55      5,225     8,399     177      8,576    13,228      317     13,545
9                    9,996     5,127       54      5,181     8,797     215      9,012    14,609      413     15,022
10                  10,495     5,092       54      5,146     9,212     258      9,470    16,120      530     16,650
15                  13,395     4,536       50      4,586    11,040     558     11,598    25,564    1,572     27,136
20  (age 55)        17,096     4,009       45      4,054    13,131   1,012     14,143    40,239    3,854     44,093
30  (age 65)        27,847     3,029       37      3,066    17,982   2,671     20,653    96,600   17,940    114,540
---------------------------

* Assumes no policy loan has been made.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

VLA  159172










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